Exhibit 99.B(h)(6)(B)(i)

August 20, 2009

Attention: President

PNC Global Investment Servicing (U.S.) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809

Dear Sir or Madam:

Pursuant to the Transfer Agency Services Agreement dated February 25, 2009, between the Funds (as defined in the Agreement) and PNC Global Investment Servicing (U.S.) Inc. (the “Agreement”), we hereby notify you of our intention to retain you as Transfer Agent and Dividend Disbursing Agent to render such services to ING Retirement Conservative Portfolio, ING Retirement Growth Portfolio, ING Retirement Moderate Growth Portfolio, and ING Retirement Moderate Portfolio (collectively, the “Portfolios”), effective on or about August 12, 2009, each a Series of ING Investors Trust, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Portfolios to Exhibit A of the Agreement.  This Amended Exhibit A supersedes the previous Exhibit A dated August 19, 2009.

Please signify your acceptance to act as Transfer Agent and Dividend Disbursing Agent under the Agreement with respect to the Portfolios by signing below.

Very sincerely,

/s/ Todd Modic

Todd Modic
Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:

PNC Global Investment Servicing (U.S.) Inc.

By:	/s/ Susan M. Fraser
Name:	Susan M. Fraser
Title:	Senior VP, Duly Authorized

7337 E. Doubletree Ranch Rd.	Tel: 480-477-3000	ING Investors Trust
Scottsdale, AZ 85258-2034	Fax: 480-477-2700
www.ingfunds.com

AMENDED EXHIBIT A

(Dated: August 20, 2009)

THIS EXHIBIT A is Exhibit A to that certain Transfer Agency Services Agreement dated as of February 25, 2009, between PNC Global Investment Servicing (U.S.) Inc. and the Fund (the “Agreement”).  For all purposes under the Agreement, the terms Fund and Portfolio shall refer to the following, respectively:

ING Equity Trust
ING Equity Dividend Fund
ING Growth Opportunities Fund
ING Index Plus LargeCap Equity Fund VIII
ING Index Plus LargeCap Equity Fund IX
ING MidCap Opportunities Fund
ING Opportunistic LargeCap Fund
ING Principal Protection Fund X
ING Principal Protection Fund XI
ING Principal Protection Fund XII
ING Principal Protection Fund XIII
ING Principal Protection Fund XIV
ING Real Estate Fund
ING SmallCap Opportunities Fund
ING SmallCap Value Multi-Manager Fund
ING Value Choice Fund
ING Funds Trust
ING Classic Money Market Fund
ING GNMA Income Fund
ING High Yield Bond Fund
ING Institutional Prime Money Market Fund
ING Intermediate Bond Fund
ING Investors Trust
ING AllianceBernstein Mid Cap Growth Portfolio
ING American Funds Asset Allocation Portfolio
ING American Funds Bond Portfolio
ING American Funds Growth Portfolio
ING American Funds Growth-Income Portfolio
ING American Funds International Portfolio
ING American Funds World Allocation Portfolio
ING Artio Foreign Portfolio
ING BlackRock Inflation Protected Bond Portfolio
ING BlackRock Large Cap Growth Portfolio
ING BlackRock Large Cap Value Portfolio
ING Clarion Global Real Estate Portfolio
ING Clarion Real Estate Portfolio
ING Disciplined Small Cap Value Portfolio
ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING Focus 5 Portfolio
ING Franklin Income Portfolio
ING Franklin Mutual Shares Portfolio
ING Franklin Templeton Founding Strategy Portfolio
ING Global Resources Portfolio
ING Goldman Sachs Commodity Strategy Portfolio
ING Index Plus International Equity Portfolio
ING International Growth Opportunities Portfolio
ING Janus Contrarian Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Core Equity Portfolio
ING JPMorgan Value Opportunities Portfolio
ING Growth and Income Portfolio II
ING LifeStyle Aggressive Growth Portfolio
ING LifeStyle Conservative Portfolio
ING LifeStyle Growth Portfolio
ING LifeStyle Moderate Growth Portfolio
ING LifeStyle Moderate Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Lord Abbett Affiliated Portfolio
ING Marsico Growth Portfolio
ING Marsico International Opportunities Portfolio
ING MFS Total Return Portfolio
ING MFS Utilities Portfolio
ING Multi-Manager International Small Cap Portfolio
ING Oppenheimer Active Allocation Portfolio
ING Oppenheimer Main Street Portfolio®
ING PIMCO Global Advantage Bond Portfolio
ING PIMCO High Yield Portfolio
ING PIMCO Total Return Bond Portfolio
ING Pioneer Equity Income Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING Retirement Conservative Portfolio
ING Retirement Growth Portfolio
ING Retirement Moderate Growth Portfolio
ING Retirement Moderate Portfolio
ING Stock Index Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING T. Rowe Price Personal Strategy Growth Portfolio
ING Templeton Global Growth Portfolio
ING Van Kampen Capital Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Global Tactical Asset Allocation Portfolio

ING Van Kampen Growth and Income Portfolio
ING Wells Fargo Small Cap Disciplined Portfolio
ING Mayflower Trust
ING International Value Fund
ING Mutual Funds
ING Asia-Pacific Real Estate Fund
ING Disciplined International SmallCap Fund
ING Diversified International Fund
ING Emerging Countries Fund
ING Emerging Markets Fixed Income Fund
ING European Real Estate Fund
ING Foreign Fund
ING Global Bond Fund
ING Global Equity Dividend Fund
ING Global Natural Resources Fund
ING Global Real Estate Fund
ING Global Value Choice Fund
ING Greater China Fund
ING Index Plus International Equity Fund
ING International Capital Appreciation Fund
ING International Equity Dividend Fund
ING International Growth Opportunities Fund
ING International Real Estate Fund
ING International SmallCap Multi-Manager Fund
ING International Value Choice Fund
ING Russia Fund
ING Partners, Inc.
ING American Century Large Company Value Portfolio
ING American Century Small-Mid Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value Portfolio
ING Davis New York Venture Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Growth Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Index Solution 2015 Portfolio
ING Index Solution 2025 Portfolio
ING Index Solution 2035 Portfolio
ING Index Solution 2045 Portfolio
ING Index Solution 2055 Portfolio
ING Index Solution Income Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Legg Mason Partners Aggressive Growth Portfolio
ING Neuberger Berman Partners Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio

ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution 2055 Portfolio
ING Solution Growth and Income Portfolio
ING Solution Growth Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio
ING Prime Rate Trust
ING Senior Income Fund
ING Separate Portfolios Trust
ING SPorts Core Fixed Income Fund
ING SPorts International Fixed Income Fund
ING Variable Insurance Trust
ING GET U.S. Core Portfolio — Series 4
ING GET U.S. Core Portfolio — Series 5
ING GET U.S. Core Portfolio — Series 6
ING GET U.S. Core Portfolio — Series 7
ING GET U.S. Core Portfolio — Series 8
ING GET U.S. Core Portfolio — Series 9
ING GET U.S. Core Portfolio — Series 10
ING GET U.S. Core Portfolio — Series 11
ING GET U.S. Core Portfolio — Series 12
ING GET U.S. Core Portfolio — Series 13
ING GET U.S. Core Portfolio — Series 14
ING Variable Products Trust
ING International Value Portfolio
ING MidCap Opportunities Portfolio
ING SmallCap Opportunities Portfolio